As filed with the Securities and Exchange Commission on April 1, 2009	Registration No. 333-64170

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

VALMONT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0351813
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Valmont Plaza
Omaha, Nebraska	68154-5215
(Address of principal executive offices)	(Zip code)

VERSP Restoration Plan

(Full title of the plan)

Terry J. McClain

Senior Vice President and Chief Financial Officer

Valmont Industries, Inc.

One Valmont Plaza

Omaha, Nebraska 68154-5215

(Name and address of agent for service)

402-963-1000

(Telephone number, including area code,

of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

The registration statement on Form S-8 (Registration No. 333-64170) (the “Registration Statement”) of Valmont Industries, Inc. (the “Company”), pertaining to the registration of 100,000 shares of the Company’s common shares, par value $1.00 per share, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on June 29, 2001.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to deregister any remaining securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on April 1, 2009.

Valmont Industries, Inc.

By	/s/ Terry J. McClain
Terry J. McClain
Senior Vice President and Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment to Registration Statement in reliance upon Rule 478 under the Securities and Exchange Act of 1933, as amended.